Exhibit 23.3 - Report of the Company’s independent Auditors

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the post effective amendment No.l to Form S-8 filed on August 22, 2006 of Teleplus Enterprises, Inc. and subsidiaries of our report dated March 27, 2006, appearing in the Annual Report on Form 10KSB for the year ended December 31, 2005.

Toronto, Canada
August 22, 2006

/s/ Mintz & Partners LLP

Mintz & Partners LLP
Chartered Accountants